SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
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Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017 (August 31, 2017)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

34 DeForest Avenue, Unit 9
East Hanover New Jersey  07936
 (Address of Principal Executive Offices)

_________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers.

On August 31, 2017, Pazoo received a copy of the resignation letter from David Cunic indicating his intention to resign his position of Chief Executive Officer and from the Board of Directors effective August 31, 2017. Mr. Cunic has served as a Board member since November 16, 2010. Mr. Cunic has advised Pazoo that his decision to resign was based on his conclusion that, with Las Vegas laboratory near opening, his role on the Board is complete. He further indicated he has no disagreements with the Board or management on any matter relating to the Company's operations, policies or practices.  The Board of Directors accepted the resignation of Mr. Cunic and wished him well.  The Board of Directors appointed Steve Basloe as acting Chief Executive Officer and is currently seeking a permanent replacement.  Attached as Exhibit 99.01 is a copy of Mr. Cunic's resignation letter.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.

99.01	David Cunic Resignation Letter

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2017	PAZOO, INC. (Registrant)

/s/ Steve Basloe
Steve Basloe / acting CEO